UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2008

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2008, Kadant Inc., a Delaware corporation (“Kadant”), entered into a five-year unsecured revolving credit facility (“Credit Agreement”) in the aggregate principal amount of up to $75 million, which includes an uncommitted unsecured incremental borrowing facility of up to an additional $75 million. The Credit Agreement is among Kadant, as Borrower, the Foreign Subsidiary Borrowers from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as Multi-Currency Administrative Agent. Kadant can borrow up to $75 million under the Credit Agreement with a sublimit of $60 million within the Credit Agreement available for the issuances of letters of credit and bank guarantees. The principal on any borrowings made under the Credit Agreement is due on February 13, 2013. Interest on any loans outstanding under the Credit Agreement accrues and is payable quarterly in arrears at one of the following rates selected by Kadant (a) the prime rate plus an applicable margin (up to .20%) or (b) a Eurocurrency rate plus an applicable margin (up to 1.20%). The applicable margin is determined based upon Kadant’s total debt to EBITDA ratio.

Contemporaneously with the execution of the Credit Agreement, Kadant borrowed $20 million under the revolving credit facility and applied the proceeds to pay off a portion of its existing outstanding debt under its former credit agreement entered into on May 9, 2005 (as amended to date, the “Former Credit Agreement”). The Company used available cash of $6 million to pay off the balance of its outstanding debt under the Former Credit Agreement, which was then terminated. Upon the termination of the Former Credit Agreement, all ancillary documents related to the Former Credit Agreement also terminated, including the joinder and guarantee agreements entered into by foreign subsidiary borrowers and certain domestic subsidiaries of Kadant.

The obligations of Kadant under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including without limitation payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to such matters as ERISA, uninsured judgments and the failure to pay certain indebtedness, and a change of control default.

The loans under the Credit Agreement are guaranteed by certain domestic subsidiaries of Kadant pursuant to the Guarantee Agreement effective as of February 13, 2008 in favor of JPMorgan Chase Bank, N.A., as agent on behalf of the lenders. In addition, the Credit Agreement contains negative covenants applicable to Kadant and its subsidiaries, including financial covenants requiring Kadant to comply with a maximum consolidated leverage ratio and minimum consolidated fixed charge coverage ratio, and restrictions on liens, indebtedness, fundamental changes, dispositions of property, making certain restricted payments (including dividends and stock repurchases), investments, transactions with affiliates, sale and leaseback transactions, swap agreements, changing its fiscal year, arrangements affecting subsidiary distributions, and entering into new lines of business, and certain actions related to the discontinued operation.

To hedge the exposure to movements in the 3-month LIBOR rate on outstanding debt, on February 13, 2008, Kadant entered into a swap agreement (the “Swap Agreement”). The Swap Agreement has a five-year term and a $15 million notional value which decreases to $10 million on December 31, 2010, and $5 million on December 30, 2011. Under the Swap Agreement, on a quarterly basis Kadant will receive a 3-month LIBOR rate and pay a fixed rate of interest of 3.265%.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights under the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement which is filed with this report as Exhibit 99.1. The foregoing description of the Guarantee Agreement does not purport to be a complete statement of the parties’ rights under the Guarantee Agreement and is qualified in its entirety by reference to the full text of the Guarantee Agreement, which is filed with this report as Exhibit 99.2. The forgoing description of the Swap Agreement does not purport to be a complete statement of the parties’ rights under the Swap Agreement and is qualified in its entirety by reference to the full text of the Swap Agreement, which will be filed with the Securities and Exchange Commission in a subsequent filing.

KADANT INC.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Credit Agreement, Guarantee Agreement, and Swap Agreement is incorporated herein in its entirety.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to certain restrictions on the payment of dividends under the Credit Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

            (c) Exhibits

No.	Description
99.1
Credit Agreement dated February 13, 2008, among Kadant Inc., the Foreign Subsidiary Borrowers from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as Multi-currency Administrative Agent. (1)

99.2
Guarantee Agreement dated February 13, 2008, among Kadant Inc. and the Subsidiary Guarantors, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the several banks and other financial institutions or entities from time to time parties to the Credit Agreement dated as of February 13, 2008. (2)

(1)   The schedules and exhibits to the Credit Agreement have been omitted for this filing. Kadant will furnish copies of any of the schedules or exhibits to the U.S. Securities and Exchange Commission upon request.

(2)  The schedules to the Guarantee Agreement have been omitted for this filing. Kadant will furnish copies of any of the schedules to the U.S. Securities and Exchange Commission upon request.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: February 15, 2008	By	/s/ Thomas M. O’Brien
Thomas M. O’Brien Executive Vice President and Chief Financial Officer